UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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On August 18, 2017, Calpine Corporation sent the following communication to its employees:

Calpine Corporation Q&A

General

1)	What was the rationale for the deal? Why sell now?

•	Since the spring, the Calpine Board of Directors has evaluated a full range of financial and strategic alternatives to maximize value for Calpine’s shareholders.

•
Calpine’s Board took this action because it believes the public equity markets undervalued our business and underappreciated our stable cash flows and strong track record of executing on financial commitments.

•
The Calpine Board has unanimously determined that this transaction is in the best interest of Calpine’s shareholders. The Board also believes the transaction is beneficial to Calpine’s other stakeholders, including employees, customers, and local communities.

2)	Why is ECP the right buyer?

•
ECP is a respected private equity firm focused on North American energy infrastructure, with significant investments in traditional and renewable power generation, midstream oil and gas, electric transmission, environmental infrastructure and energy services.

•
We believe ECP’s decision to acquire Calpine is an endorsement of the Company’s strategic success and effective execution. We also believe it reflects the value that ECP places on Calpine’s operating strength, strong and stable cash flows and customer relationships, as well as its respect for Calpine’s dedicated and talented employees.

3)	What are Calpine’s prospects as a private company?

•
Combining with ECP is expected to enable Calpine to continue to focus on customers and further strengthen its wholesale power generation footprint to grow our position as the nation’s premier competitive power company, while benefiting from ECP’s support, industry expertise, and long-term investment horizon.

•
We expect that flexible natural gas fired resources will continue to play a critical role in providing resilience and reliability to our nation’s electric grid, and baseload geothermal energy will remain a key part of California’s renewable energy supply.

•	As a private company, Calpine would be able to devote greater focus to long-term growth, ensuring a strong future for the company, and its customers, partners, and employees.

4)	Did Calpine run a formal sale process? What other strategic and financial alternatives were considered?

•	Yes, the Board and its advisors independently conducted a review process involving a diverse group of alternatives. The agreement with ECP also includes a go-shop provision.

•	The go-shop provision allows Calpine to actively solicit, evaluate and potentially enter into negotiations with parties that offer alternative proposals, to ensure that no stone is left unturned.

•
The break-up fee of $67 million payable by Calpine to pursue a deal with a bidder who has submitted a superior proposal during the go-shop period is significantly lower than the break-up fee of $147 million payable by Calpine to pursue a deal with a bidder who submits a superior proposal after the end of the go-shop period.

•
The Calpine Board has unanimously determined that this transaction is in the best interest of Calpine’s shareholders. The Board also believes that the transaction is beneficial to Calpine’s other stakeholders, including employees, customers, and local communities.

•	The relevant details will be included in Calpine’s proxy filing.

•	The proposed transaction is subject to approval by stockholders representing a majority of outstanding shares of common stock of Calpine.

5)	How did this transaction come about? Who approached whom?

•	This transaction is the conclusion of our Board’s strategic review process, which was initiated this spring.

6)	How long have you been in discussions with ECP?

•	We are not going to get into specifics at this time.

•	The relevant details will be included in Calpine’s proxy filing.

7)	How many bids did Calpine receive, who were they from and what were the offers?

•	Calpine engaged in an extensive process involving a diverse group of strategic and financial buyers.

•	The relevant details will be included in Calpine’s proxy filing.

8)	How does this acquisition support Calpine’s long-term strategy?

•	We believe ECP’s decision to acquire Calpine is an endorsement of the company’s strategic success and effective execution.

•
We also believe it also reflects the value that ECP places on Calpine’s strong and stable cash flows, operating strength and customer relationships, as well as its respect for the company’s dedicated and talented employees.

•	Calpine’s mission to operate safely and serve its customers will not change.

•
We expect that flexible natural gas fired resources will continue to play a critical role in providing resilience and reliability to our nation’s electric grid, and baseload geothermal energy will remain a key part of California’s renewable energy supply.

•
Combining with ECP is expected to enable Calpine to further strengthen its wholesale power generation footprint and grow its position as the nation’s premier competitive power company, while benefiting from ECP’s support, industry expertise, and long-term investment horizon.

9)	There has been speculation that assets may be sold as part of this transaction. Is that true?

•	We do not expect that FERC or other regulators would require divestitures. The Merger Agreement requires ECP to use its reasonable best efforts to obtain the necessary regulatory approvals.

•
We plan to continue business operations as usual, providing resilience and reliability to our nation’s electric grid, while serving our customers with flexible natural gas fired resources and baseload geothermal energy.

10)	Will the existing executive team members stay at the Company?

•	We will maintain our corporate headquarters in Houston with the current management team expected to remain in place.

•	ECP is very supportive of the executive team, and there are no executive team member changes planned as part of the transaction.

11)	Do you think another bidder could emerge and top ECP’s proposal?

•	We can’t speculate on what others will do.

•	However, the Board and its advisors independently conducted a comprehensive process involving a diverse group of strategic and financial buyers.

•	The agreement includes a 45-day “go-shop” period, during which Calpine can actively solicit, evaluate and potentially enter into negotiations with parties that offer superior proposals.

•
The break-up fee of $67 million payable by Calpine to pursue a deal with a bidder who has submitted a superior proposal during the go-shop period is significantly lower than the break-up fee of $147 million payable by Calpine to pursue a deal with a bidder who submits a superior proposal after the end of the go-shop period.

12)	What approvals are required? When do you expect the transaction to close?

•	The proposed transaction is subject to approval by stockholders representing a majority of outstanding shares of common stock of Calpine.

•	In addition, the transaction is subject to expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

•	Other necessary regulatory filings include Federal Energy Regulatory Commission (FERC), New York Public Service Commission (NYPSC) and the Public Utility Commission of Texas (PUCT).

•	Additional state approval(s) may be required where we have a retail presence; however, it is not anticipated that obtaining these approvals will impact the closing timeline.

•	This process takes time and we expect to close the transaction in the first quarter of 2018.

13)	If the Board ran a robust process, why is the “go shop” provision necessary?

•
In an effort to be thorough and ensure the best outcome for shareholders, the agreement includes a 45-day “go-shop” period, during which Calpine can actively solicit, evaluate and potentially enter into negotiations with parties that offer superior proposals.

14)	What is the break fee if Calpine walks away from the deal?

•
The agreement provides for a break-up fee of $67 million payable by Calpine to pursue a deal with a bidder who has submitted a superior proposal during the go-shop period and a break-up fee of $147 million payable by Calpine to pursue a deal with a bidder who submits a superior proposal after the end of the go-shop period.

15)	Does Calpine’s $12 billion debt come due at closing? Is ECP retiring this as part of the consideration?

•
Calpine expects both Standard and Poor’s and Moody’s Investors Service to affirm its corporate, secured and unsecured credit ratings, which means that its current corporate level debt will rollover following the close.

•	We do not expect any change of control provisions on corporate secured and unsecured debt to be triggered.

16)	What does this mean for ECP’s ownership and board representation of Dynegy?

•
ECP is required to use reasonable best efforts to obtain the necessary regulatory approvals. We expect ECP will take appropriate measures to ensure that the necessary regulatory approvals are obtained in a timely manner.

Customers

1)	Will the transaction have any implications for Calpine’s customers?

•
Customer satisfaction is core to Calpine’s business success and to the value of the enterprise ECP is acquiring. Consequently, we are firmly committed to continuing to develop customer relationships and provide compelling products and services; we do not expect any interruptions or changes for our customers. Calpine and ECP will work hard to make sure we don’t miss a beat on that front.

2)	Will anything change that will impact our current relationship?

•
We do not expect to make any changes to the way Calpine operates its business and intend to remain focused on providing the high level of service to which Calpine’s wholesale and retail customers have become accustomed.

3)	Will approvals be required from any of our facility partners; will this impact those relationships?

•	Regarding facilities where we have an equity partner, we see no impact on our business relationship and anticipate operations will continue as normal.

•	We will work with our partners to secure any needed consents and to address any concerns they may have.

4)	Do we plan to continue construction and development of existing/announced sites, such as York 2, Washington Parish and wind development projects?

•	The Merger Agreement does not affect ongoing construction and development work.

•	We remain focused on operating our business as usual. This includes ongoing construction and development projects.

5)	Will there be any changes in leadership?

•	There are no executive team member changes planned as part of the transaction.

•	We will maintain our corporate headquarters in Houston with the current management team expected to remain in place.

6)	Will my contact at the company change?

•	Contacts at the Company will remain the same.

Cautionary Statement Regarding Forward-looking Statements
This communication contains certain information, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Calpine and a consortium led by Energy Capital Partners, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Calpine and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of Calpine and are subject to significant risks and uncertainties outside of Calpine’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction with a consortium led by Energy Capital Partners will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of Calpine’s stockholders to adopt the merger agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at Calpine; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on Calpine’s credit rating; and other risks described in Calpine’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Calpine does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Calpine by a consortium led by Energy Capital Partners. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Calpine plans to file with the SEC preliminary and definitive proxy statements and other relevant documents. The definitive proxy statement (when available) will be mailed to Calpine’s stockholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Calpine with the SEC from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Calpine’s website at www.calpine.com/investor-relations.
Participants in the Solicitation
Calpine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Calpine’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Calpine’s directors and executive officers by reading Calpine’s Annual Report on Form 10-K, which was filed with the SEC on February 10, 2017, and proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 29, 2017. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed by Calpine with the SEC in connection with the proposed transaction when they become available.

On August 18, 2017, John B. (Thad) Hill III, President and Chief Executive Officer of Calpine Corporation, sent the following communication to Calpine Corporation’s employees:

August 18, 2017

Company Update

Dear Colleagues,

As you know, last month we confirmed in a public announcement and at our Town Hall that we were in discussions regarding a potential sale of Calpine.  That news was the result of a comprehensive process begun earlier this year by our Board of Directors to review all options for continuing to create value for our shareholders.

I am pleased today to announce that, following the approval of our Board of Directors, the Company has entered into an agreement under which Calpine will be acquired by Energy Capital Partners (ECP), along with a consortium of investors led by Access Industries and Canada Pension Plan Investment Board, for $15.25 per share or a total of $5.6 billion.

ECP is one of the most respected private equity firms focused on North American energy infrastructure, with significant investments in traditional and renewable power generation, midstream oil and gas, electric transmission, environmental infrastructure and energy services.  You can read more about the announcement here.  You can also learn more about ECP by visiting their website at www.ecpartners.com.

This news has been speculated about in the press for some time and so it probably does not come as much of a surprise for most of you.  That said, I know rumors and change can be unsettling – and I want to take this opportunity first and foremost to say thank you to all of you for your incredible focus and professionalism throughout these past months.  The Board of Directors, Senior Management and I are grateful to all of you.

Simply put, ECP’s decision to acquire Calpine reflects their belief in our Company and its future.  We believe it is an endorsement of our strategic success and effective execution, and we should all be proud of what we have accomplished, especially through what have been challenging times for our whole industry.  We also believe that this decision reflects the value ECP places on our strong and stable cash flows, operating strength and customer relationships, as well as its respect for our dedicated and talented employees.

We will be holding a town hall meeting at 10:00 am CT today to talk about the transaction and do our best to answer your questions, understanding of course that some details still need to be worked out.  Most importantly, however, we want you to know that it really is business as usual at Calpine.  Our mission to operate safely and serve our customers does not change.

Flexible natural gas-fired resources will continue to play a critical role in providing resilience and reliability to our nation’s electric grid, and baseload geothermal energy will remain a key part of California’s renewable energy supply.  And, with ECP as our new partner, we intend to continue growing our position as the nation’s premier competitive power company.

As with transactions of this nature, our agreement with ECP is subject to shareholder approval, certain regulatory approvals and other customary closing conditions.  This process takes time and we expect to close the transaction during the first quarter of 2018.

We could not be more excited about the future of our company and the continued opportunities for employees as we embark on this journey.  I look forward to speaking with you this morning at our Town Hall.

Thanks for your continued hard work and commitment to Calpine.

Sincerely,
Thad Hill

Cautionary Statement Regarding Forward-looking Statements
This communication contains certain information, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Calpine and a consortium led by Energy Capital Partners, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Calpine and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of Calpine and are subject to significant risks and uncertainties outside of Calpine’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction with a consortium led by Energy Capital Partners will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; the failure of Calpine’s stockholders to adopt the merger agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees at Calpine; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on Calpine’s credit rating; and other risks described in Calpine’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Calpine does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Calpine by a consortium led by Energy Capital Partners. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Calpine plans to file with the SEC preliminary and definitive proxy statements and other relevant documents. The definitive proxy statement (when available) will be mailed to Calpine’s stockholders. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Calpine with the SEC from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Calpine’s website at www.calpine.com/investor-relations.
Participants in the Solicitation
Calpine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Calpine’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Calpine’s directors and executive officers by reading Calpine’s Annual Report on Form 10-K, which was filed with the SEC on February 10, 2017, and proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 29, 2017. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed by Calpine with the SEC in connection with the proposed transaction when they become available.